THIS LOAN FACILITY AGREEMENT is made this 9th day of April, 1999

BETWEEN


(1) BG SERVICES LIMITED of Manor Place, St. Peter Port, Guernsey, Channel Islands (the "Lender")


AND


(2) RICHARD JOHN PIROUET of Le Gallais Chambers, 54 Bath Street, St. Helier, Jersey, and CLIVE AUBREY CHARLES CHAPLIN of Whiteley Chambers, Don Street, St. Helier, Jersey, and RONALD WILLIAM GREEN of Minden House, 6 Minden Place, St. Helier, Jersey, and VICTOR ALOYSIUS HEBERT of 333 Bush Street, San Francisco, California 94104-2878, USA ( the "Trustees") as trustees of The London Pacific Group 1990 Employee Share Option Trust (the "Settlement").

AND IS SUPPLEMENTAL TO:

     1. a loan agreement dated 20th April, 1990 between Berkeley Govett & Company Limited ("BG&CL") (1) and John Gerald Patrick Wheeler and Ian Walter Stanley Strang in their capacity as trustees of the Settlement
          (2) the "First Loan Agreement" whereby BG&CL agreed inter alia to loan a sum of US$753,053.05 as well as future sums to the trustees of the Settlement;

     2. an agreement dated 5th November, 1990 between BG&CL (1) and John Gerald Patrick Wheeler and Ian Walter Stanley Strang in their capacity as trustees of the Settlement (2) whereby the terms of the First Loan Agreement were amended;

     3. an assignment agreement dated 20th March, 1991, between BG&CL (1) the Lender (2) and John Gerald Patrick Wheeler and Ian Walter Stanley Strang in their capacity as trustees of the Settlement (3) whereby all of BG&CL's rights under the First Loan Agreement were assigned to the Lender; and

     4. a loan agreement dated 26th October, 1994 between the Lender (1) and Richard John Pirouet, Ian Walter Stanley Strang and Clive Aubrey Charles Chaplin in their capacity as trustees of the Settlement (2) (the "Second Loan Agreement") whereby the terms of the First Loan Agreement were superseded and the said trustees inter alia acknowledged their indebtedness to the Lender for the amounts set out in Schedule 1 of the Second Loan Agreement.

WHEREAS:-

     A. The Trustees are the present trustees of The London Pacific Group 1990 Employee Share Option Trust established by a settlement dated 16th February, 1990 between BG&CL (1) and John Gerald Patrick Wheeler and Ian Walter Stanley Strang (2) originally known as "The Berkeley Govett & Company Limited 1990 Employee Share Option Trust".

     B. The Lender and the Trustees wish to combine the First Loan Agreement and the Second Loan Agreement and restate them as one restated loan agreement as set out herein.

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:-
1.       Definitions

"Advances"        means an amount  drawn or to be drawn down by the  Trustees or otherwise made available by the Lender under the Facility;

"Business Day"    means a day on which banks are  generally  open for business in Jersey;

"Drawdown Notice" means the notice of a request for a drawdown  referred to in Clause 4.1 below from the Trustees to the Lender;

"Facility"        means the loan facility provided for under this Agreement;

"Loan Agreements" means  the  First  Loan  Agreement  and the  Second  Loan
                  Agreement both as may be amended;

"Outstanding Loan"means the amount  specified in Schedule 1 hereto as owed by the Trustees to the Lender under the provisions of the Loan Agreements; and

"US$" or "dollar" means the legal tender from time to time of the United
                  States of America.

     2.   The   Outstanding   Loan

     The  Trustees  hereby   acknowledge  their   indebtedness  under  the  Loan
     Agreements to the Lender in the sum specified in Schedule 1 hereto (the "Outstanding Loan") subject to the terms and conditions of this Agreement.


     3.   The Facility

     The Facility, which term shall include the Outstanding Loan, is a revolving credit facility under which the Lender may make Advances to the Trustees, and all Advances shall be made on and subject to the terms of this Agreement.


     4.   Drawings

     4.1 The Trustees may request the Lender to make an Advance under the Facility of an amount specified in a Drawdown Notice (in the form set out in Schedule 2 hereto) to the Lender which Drawdown Notice must be given not less than one Business Day, or such shorter period as may be agreed in writing between the parties, before the Advance is required, and the Lender shall immediately upon receipt of a Drawdown Notice indicate to the Trustees whether it intends to make an Advance under the Facility to the Trustees of the amount specified in the said Drawdown Notice.

     4.2 A Drawdown Notice may request an Advance to be made on any Business Day after the date of this Agreement provided that the Lender has not made a Demand under Clause 7.1 hereof.

     4.3 An Advance shall be made by crediting immediately available funds to the Trustees' account specified in the Drawdown Notice.


     5.   Purpose of the Facility

     The Facility must be used by the Trustees solely for the purposes of acquiring ordinary shares in London Pacific Group Limited as investments for the benefit of and to implement the objectives of the Settlement.


     6.   Interest

     The loan shall be interest free


     7.   Repayment of the Facility

     7.1 Unless otherwise agreed in writing between the parties and in any and all cases subject to Clause 7.3 hereof, the Facility or any part thereof shall be repayable to the Lender (or at the direction of the Lender to any other person) within thirty (30) days of receipt by the Trustees of a written demand therefor from the Lender (the "Demand") in such manner as the Lender shall think fit.

     7.2 Without affecting the provisions of Clause 7.1, the Trustees may at any time repay all or some of the Facility.

     7.3 Notwithstanding any other provisions of this Clause 7, the Trustees shall only be liable to repay the Facility or any part thereof to the extent of the assets of the Settlement and then only insofar as such assets have not been allocated or appointed as hereinafter provided. Accordingly, except in the event of fraud, or negligence of the Trustees, a Demand shall not entitle the Lender or any other person to have recourse to the assets of the Trustees other than those which, at the time of the Demand, are held by the Trustees under the terms of of the Settlement and which have not been allocated or appointed out of the Settlement to any Beneficiary by the Trustees (the "Available Assets"). Without prejudice to the generality of the foregoing, the Available Assets do not include:

     (i) any property appointed whether before or after the date of this Agreement by the Trustees to or for the benefit of any Beneficiary or transferred by the Trustees to or for the benefit of any Beneficiary on the exercise of any option;

     (ii) any property over which a subsisting option has been granted or any property which in the opinion of the Trustees is required to cover the grant of an option made to any Beneficiary before or after the date of this Agreement;

     (iii)the proceeds of sale of any property held by any Beneficiary to whom such property has been appointed or transferred on the exercise of an option;

     (iv) any other benefit received by or appointed by the Trustees whether before or after the date of this Agreement to or for the benefit of any Beneficiary; or

     (v) any assets of the Trustees held either as trustee or co-trustee of any other trust other than the Settlement or as nominee or as owner in its own capacity in any way whatsoever.


     8. Waiver of  Dividends

     The Trustees do hereby waive the right to receive dividends on the ordinary shares of London Pacific Group Limited held by the Settlement.


     9.   Fees,  Costs and  Expenses

     The parties do hereby agree that the fees, costs and expenses incurred by the Trustees and due from time to time shall be discharged from the balance standing to the credit of the capital and income account of the Settlement.


     10.  Security

     The Trustees hereby agree that if so required by the Lender the Trustees shall by way of security for the Facility assign, pledge, mortgage or otherwise as reasonably required by the Lender provide security over investments or other assets acquired by the Trustees with monies drawn under the Facility (to the extent that the Trustees have not already granted options thereover in accordance with the terms of the Settlement).

     11.  Termination  of Loan  Agreements

     For the avoidance of any doubt, the Loan Agreements and all other documents executed in connection with the Loan Agreements are hereby terminated and no longer remain in full force and effect.


     12.  Proper  Law

     This Agreement shall be governed by and construed in accordance with the laws of the Island of Guernsey and each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Island of Guernsey as regards any matter relating to this Agreement.


IN WITNESS WHEREOF this Agreement has been executed the day and year first above written.


THE COMMON SEAL of BG                   )
SERVICES LIMITED was hereunto           )
affixed in the presence of:-            )




 ......................................................
Director


 ......................................................
Director/Secretary

SIGNED by the said               )
RICHARD JOHN PIROUET             )        ......................................
in the presence of:

Witness' signature:            ......................................

Witness' name:                 ......................................

Witness' address:              ......................................

                               ......................................

Witness' occupation:           ......................................


SIGNED by the said              )
CLIVE AUBREY CHARLES CHAPLIN    )        ......................................
in the presence of:

Witness' signature:            ......................................

Witness' name:                 ......................................

Witness' address:              ......................................

                               ......................................

Witness' occupation:           ......................................


SIGNED by the said             )
RONALD WILLIAM GREEN           )          ......................................
in the presence of:

Witness' signature:            ......................................

Witness' name:                 ......................................

Witness' address:              ......................................

                               ......................................

Witness' occupation:           ......................................

SIGNED by the said             )
VICTOR ALOYSIUS HEBERT         )          ......................................
in the presence of:

Witness' signature:            ......................................

Witness' name:                 ......................................

Witness' address:              ......................................

                               ......................................

Witness' occupation:           ......................................

                                   SCHEDULE 1



                              THE OUTSTANDING LOAN



                     The Trustees hereby acknowledges their
                 indebtedness to the Lender in the total sum of
               US$49,515,653.18 as at the date of this Agreement.

                                   SCHEDULE 2
                                 DRAWDOWN NOTICE

From:             The Trustees of The London Pacific Group 1990 Employee
                  Share Option Trust
To:               BG Services Limited
Attention:        Mr R.W. Green

     1. We refer to the revolving facility agreement (the "Facility Agreement") dated 9th April, 1999 and made between the Trustees of The London Pacific Group 1990 Employee Share Option Trust (the "Settlement") and you. Terms defined in the Facility Agreement shall have the same meaning in this Drawdown Notice.

     2. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, the Trustees wish an Advance to be made to them under the Facility as follows: (i) Amount: US$ (ii) Drawdown Date:

     3. We confirm that the Advance is to be used for the purposes specified in Clause 5.

     4.   The proceeds of this drawdown should be credited to:

Yours faithfully





 ........................................................